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                                                                   Exhibit  23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of PSINet Inc. (File No. 333-84721) of our report dated February 10, 1999 included in Transaction Network Services, Inc.'s Form 10-K for the fiscal year ended December 31, 1998, which is incorporated by reference in PSINet Inc.'s Current Report on Form 8-K dated August 22, 1999, and to all references to our Firm included in this Amendment No. 1 to Registration Statement.


                                                        ARTHUR ANDERSEN LLP

Vienna, Virginia
September 22, 1999